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                                                                     Exhibit 5.1

                [Letterhead of Richards, Layton & Finger, P.A.]



                                 April 29, 1999



Great-West Life & Annuity Insurance Capital I
c/o GWL&A Financial Inc.
8515 East Orchard Road
Englewood, Colorado 80111

          Re:  Great-West Life & Annuity Insurance Capital I
               ---------------------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for GWL&A Financial Inc., a Delaware corporation (the "Company"), and Great-West Life & Annuity Insurance Capital I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated as of September 25, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 28, 1998;


          (b) The Declaration of Trust, dated as of September 28, 1998, among the Company, as sponsor, Mitchell T.G. Graye, as regular trustee, The Bank of New York, as property trustee, and The Bank of New York (Delaware), as Delaware trustee;


          (c) A Registration Statement (the "Initial Registration Statement") on Form S-3, as filed by the Company, the Trust and others as set forth therein with the Securities and Exchange Commission (the "SEC") on September 28, 1998, as amended by Pre-Effective Amendment No. 1 to the Initial Registration Statement, as filed by the Company, the Trust and others as set forth therein with the SEC on November 5, 1998 ("Amendment No. 1"), as amended by Pre-Effective Amendment No. 2 to the Initial Registration Statement, as filed by the Company, the Trust and others as set forth therein with the SEC on November 16, 1998 ("Amendment No. 2"), as amended by Pre-Effective Amendment No. 3 to the Initial Registration
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Great-West Life & Annuity Insurance Capital I
April 7, 1999
Page 2


Statement, as filed by the Company, the Trust and others as set forth therein with the SEC on April 7, 1999 ("Amendment No. 3"), as amended by Pre-Effective Amendment No. 4 to the Initial Registration Statement, as filed by the Company, the Trust and others as set forth therein with the SEC on April 26, 1999 ("Amendment No. 4"), including a preliminary prospectus (the "Prospectus"), relating to the Subordinated Income Capital Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Capital Security" and collectively, the "Capital Securities") (the Initial Registration Statement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, is hereinafter referred to as the "Original Registration Statement");

          (d) A Registration Statement (the "462-B Registration Statement") on Form S-3, as proposed to be filed by the Company, the Trust and others as set forth therein with the SEC on or about April 29, 1999, including the Prospectus, relating to the Capital Securities (the Original Registration Statement and the 462-B Registration Statement are hereinafter collectively referred to as the "Registration Statements"):

          (e) A form of Amended and Restated Declaration of Trust, to be entered into among the Company, as sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the Trust (including Exhibits A and B thereto) (the "Declaration"), attached as an exhibit to the Registration Statements; and

          (f) A Certificate of Good Standing for the Trust, dated April 29, 1999, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and
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Great-West Life & Annuity Insurance Capital I
April 7, 1999
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authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a certificate evidencing the Capital Security and the payment for the Capital Security acquired by it, in accordance with the Declaration and the Registration Statements, and (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Declaration and the Registration Statements. We have not participated in the preparation of the Registration Statements and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
(S) 3801, et seq.


          2. The Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.


          3. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities, and (b) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.
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Great-West Life & Annuity Insurance Capital I
April 7, 1999
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          We consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statements. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                              Very truly yours,

                              /s/  Richards, Layton & Finger, P.A.